                                                                      EXHIBIT VI
                                                                      ----------

                           WARRANT ISSUANCE AGREEMENT

         THIS AGREEMENT (the "Agreement") is made as of May 1, 2002, among Aurora Foods Inc., a Delaware corporation (the "Company"), and the parties listed on Exhibit A hereto as warrantholders (each a "Warrantholder" and collectively, the "Warrantholders" or the "Investors").

         WHEREAS, the lenders under the Company's senior bank credit facilities (the "Credit Agreement") have agreed to waive certain defaults subject to the Investors entering into the Revolving Loan Subordinated Participation Agreement dated as of the date hereof (the "Participation Agreement").

         WHEREAS, as consideration for the Investors entering into the Participation Agreement, the Company has agreed to issue to each Investor (or an affiliate thereof nominated by such Investor) warrants exercisable for the Company's Common Stock, $0.01 par value per share (the "Common Stock").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

         1. ISSUANCE OF WARRANTS. Subject to the terms of this Agreement, in consideration of the Investors (or their affiliates) becoming party to the Participation Agreement, the Company agrees to issue to each of the Warrantholders a warrant to purchase the number of shares of Common Stock set forth opposite such Warrantholder's name on Exhibit A hereto, each such Warrant to be in the form attached hereto as Exhibit B (each a "Warrant", and collectively, the "Warrants"); provided, that the number of shares of Common Stock for which each Warrant is exercisable shall be subject to adjustment as provided in Section 4 hereof. The shares of Common Stock issuable upon exercise of the Warrant are referred to herein as the "Warrant Shares". As of the date hereof, the Company and the Warrantholders shall have entered into an amendment to the Securityholders Agreement dated as of April 8, 1998 among the Company and the parties named therein, as amended (the "Amended Securityholders Agreement") in the form attached hereto as Exhibit C. The Company will comply with all applicable provisions of federal and state securities laws in connection with the issuance of the Warrant Shares.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of the Warrantholders as follows:

                2.1. Organization; Corporate Power and Good Standing. The Company is duly organized, validly existing and in good standing in the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now conducted and as presently proposed to be conducted.

                2.2. Authorization. The execution, delivery and performance by the Company of this Agreement and the Amended Securityholders Agreement, and the issuance and delivery of the Warrants and the reservation of the Warrant Shares issuable upon exercise of the Warrants: (a) are within the Company's corporate power and authority; (b) have been duly authorized by all necessary corporate proceedings; and (c) do not and will not conflict with or result in any breach of any provision of the charter or by-laws of the Company or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument to which the Company is subject. The Company will comply with all applicable provisions of federal and state securities laws in connection with the issuance of the Warrants and the Warrant Shares. The Warrant Shares, when issued in compliance with the provisions of this Agreement and the Warrants, will be duly authorized, validly issued, fully paid and nonassessable and free of any liens or encumbrances; provided, however, that the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws.

                2.3. Enforceability. Each of this Agreement, the Amended Securityholders Agreement and the Warrants has been duly executed and delivered by the Company and are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with the respective terms and provisions hereof and thereof, except in the case of enforceability (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                2.4.     Capitalization.
                         --------------

                         (a) On the date hereof, the authorized capital stock of the Company consists solely of (i) 250,000,000 shares of Common Stock, of which 71,823,029 shares are issued and outstanding, and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share, of which 3,750,000 shares of Series A Preferred Stock are issued and outstanding. All of such shares have been duly authorized, validly issued and are outstanding, and are fully paid and non-assessable and have been offered, issued and sold in compliance with applicable federal and state securities laws.

                         (b) The Warrant Shares have been duly authorized and validly reserved for issuance and, when issued and delivered, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any applicable law.

         3.     REPRESENTATIONS AND WARRANTIES OF THE WARRANTHOLDERS.

                3.1. Investment Intent. Each of the Warrantholders hereby represents and warrants, severally and not jointly, to the Company that:

                         (a) Such Warrantholder is an "accredited investor" as defined in Regulation D of the Securities Act.

                         (b) Such Warrantholder is in a financial position to hold the Warrant and Warrant Shares (collectively, the "Securities") for an indefinite period of time, is able to bear the economic risk of an investment in the Securities and can withstand a complete loss of its investment in the Securities.

                         (c) Such Warrantholder either alone or together with the assistance of Warrantholder's own professional advisor or advisors, has the knowledge and experience in business and financial matters to read and interpret financial statements of and concerning the Company and to evaluate the merits and risk of an investment in the Securities.

                         (d) Such Warrantholder has obtained, to the extent Warrantholder deems necessary, Warrantholder's own personal professional advice with respect to the risks inherent in an investment in the Securities and the suitability of an investment in the Securities in light of Warrantholder's financial condition and investment needs.

                         (e) Such Warrantholder understands that an investment in the Securities is highly speculative. Such Warrantholder nevertheless believes that an investment in the Securities is suitable for Warrantholder based upon Warrantholder's investment objectives and financial needs.

                         (f) Such Warrantholder has either attended or been given reasonable opportunity to attend meetings with representatives of the Company for the purpose of asking questions of, and receiving answers from, these representatives concerning the Company and an investment in the Securities, and for the purpose of obtaining any additional information to the extent reasonably available that is necessary to verify the information provided.

                         (g) Such Warrantholder acknowledges that (i) any purchaser of Securities must bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Securities Act or the securities laws of any state, and, therefore, cannot be sold unless they are subsequently registered under these laws or exemptions from registrations are available; and (ii) the transferability of the Securities is restricted and requires conformity with the restrictions contained in the legend below. Such Warrantholder further acknowledges that the Securities will be further restricted by legends placed on the certificate or certificates representing the Securities referring to the applicable restrictions on transferability, and by stop transfer orders or notations on the Company's records referring to the restrictions on transferability. In addition to any legend required by the Securityholders Agreement or applicable law, the Securities shall have a legend that shall provide substantially as follows:

                                "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT. IF RULE 144 OF THE SECURITIES ACT OF 1933 IS AVAILABLE TO EXEMPT ANY SUCH SALE, TRANSFER OR DISPOSITION FROM THE REQUIREMENTS OF SUCH ACT, THE ISSUER COVENANTS TO REMOVE THE LEGENDS ON THIS CERTIFICATE TO SO PERMIT THE SALE, TRANSFER OR DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE UNDER RULE 144 OF SUCH ACT."

                         (h) Such Warrantholder has been advised by the Company that the Securities have not been registered under the Securities Act, or applicable state securities laws, that the Securities are being offered and sold pursuant to exemptions from the registration requirements of these laws, and that the reliance by the Company on these exemptions is predicated in part on such Warrantholder's representations to the Company contained in this Agreement. Such Warrantholder further represents and warrants that the Securities are being purchased for such Warrantholder's own account for investment purposes only without the current intention of reselling or redistributing the Securities, except for this Agreement and the other agreements contemplated hereby or disclosed herein, and that the acquisition of the Securities by such Warrantholder is not a transaction (or any element of a series of transactions) that is part of a plan or scheme to evade the registration provisions of the Securities Act of 1933, as amended.

         4.     ADJUSTMENT OF NUMBER OF WARRANTS.

                4.1. Financial Advisor. The Company covenants and agrees (i) to use its best efforts to promptly retain a nationally recognized financial advisor familiar with transactions similar to those contemplated by the Participation Agreement, and (ii) to cause such financial advisor to provide to the Company's Board of Directors and the Special Committee established by the Board of Directors in connection with the Participation Agreement (together, the "Board") information ("Market Information") reasonably requested by the Board to support the Board's determination that the Warrants issued as consideration for the Investors entering into the Participation Agreement and the terms thereof are no less favorable to the Company than those that could be obtained as of May 1, 2002 in arm's-length dealings with an unaffiliated party, and that the Warrants issued as consideration for the Investors entering into the Participation Agreement and the terms thereof are fair as to the Company as of such date.

                4.2. Certification. In the event that the Board determines, in the exercise of its business judgment, that the Market Information supports, in accordance with Section 4.1 above, the issuance of the number of Warrant Shares provided herein as consideration for the Investors entering into the Participation Agreement, the number of Warrant Shares issued hereunder shall remain unchanged. In the event that the Board determines, in the exercise of its business judgment, that the Market Information supports, in accordance with Section 4.1 above, the issuance of fewer Warrant Shares, the Board shall deliver a certificate to each Warrantholder indicating that adjustment of the number of Warrant Shares is required (the "Adjustment Certificate") and the number of Warrant Shares will be adjusted to the greatest number of Warrant Shares supportable by the Market Information, in accordance with Section 4.1 above. In the event that the Board does not deliver the Adjustment Certificate prior to the earlier of (a) November 1, 2002 and (b) a Change of Control, the number of Warrant Shares shall not be adjusted pursuant to this Section 4. In the event an Adjustment Certificate is delivered, Warrant Shares shall only be issuable with respect to the number of Warrant Shares indicated in the Adjustment Certificate.

                4.3. Warrant Certificates. Upon receipt of an Adjustment Certificate, each of the Warrantholders agrees to return the warrant certificate originally issued to each Warrantholder to the Company. The Company shall promptly amend Exhibit A hereto to reflect the adjustment indicated in the Adjustment Certificate proportionately among each of the Warrantholders and shall issue to each Warrantholder, upon receipt and cancellation of the warrant certificate originally issued to such Warrantholder, a replacement warrant certificate, dated as of the date hereof, reflecting the number of Warrants attributable to such Warrantholder as specified in the Adjustment Certificate.

         5. RESERVATION OF STOCK. The Company covenants and agrees that it will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock from time to time issuable upon exercise of all Warrants at the time outstanding.

         6. OPINION. Counsel to the Company shall deliver an opinion dated the date hereof reasonably satisfactory to the Investors that the issuance and delivery of the Warrants and the reservation of the Warrant Shares issuable upon exercise of the Warrants: (a) are within the Company's corporate power and authority; (b) have been duly authorized by all necessary corporate proceedings; and (c) do not and will not conflict with or result in any breach of any provision of the charter or by-laws of the Company or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument to which the Company is subject. The Warrant Shares, when issued in compliance with the provisions of this Agreement and the Warrants, will be duly authorized, validly issued, fully paid and nonassessable and free of any liens or encumbrances; provided, however, that the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws.

         7. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

"Capital Stock" means (a) as to any Person that is a corporation, the authorized capital stock of such Person, including all classes and series of common, preferred, voting and nonvoting capital stock, and (b) as to any Person that is not a corporation or an individual, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

"Change of Control" means the occurrence of any of the following events: (a) any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the Company, other than any Person or group which beneficially owned more than 15% of the total Voting Capital Stock of the Company as of May 1, 2002 or (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which the holders of the outstanding Voting Capital Stock of the Company immediately prior to such transaction hold less than 50% of the outstanding Voting Capital Stock of the surviving or transferee company or its parent company immediately after the transaction or immediately after such transaction any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the surviving or transferee company or its parent company immediately after the transaction as applicable or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office or (d) any transaction subject to Rule 13e-3 under the Exchange Act if following such Rule 13e-3 transaction a Person owns more than 50% of the total Voting Capital Stock of the Company, other than such a transaction with any Person or group which beneficially owned more than 15% of the total Voting Capital Stock of the Company as of May 1, 2002.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

"Voting Capital Stock" means with respect to any Person, securities of any class or classes of Capital Stock in such Person ordinarily entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable governing body of such Person.

         8.     GENERAL.

                8.1. Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted transferees and assigns, heirs, administrators and legal representatives. The Company may not assign its rights or obligations hereunder. No Warrantholder may assign any portion of its rights, obligations or liabilities under this Agreement, except to an affiliate, without the prior written consent of the Company, which consent shall not be unreasonably withheld.

                8.2. Amendment; Waiver. The rights and obligations of the Company and the Warrantholders may be waived or amended if and only if such waiver or amendment is consented to in writing by the Company and Warrantholders holding at least a majority of the aggregate number of Warrant Shares (on an as-exercised basis); provided, however, that if any waiver or amendment would adversely affect the rights or duties of one or more Warrantholders (the "Adversely Affected Holders") in a manner that is materially different from its effect on the other Warrantholders, such amendment or waiver shall not be effective as to any Adversely Affected Holder unless consented to in writing by the Adversely Affected Holders holding a majority of the aggregate number of Warrant Shares (on an as-exercised basis) held by all Adversely Affected Holders. Each party hereto shall be bound by any amendment, modification or waiver effected in accordance with this section.

                8.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                  [Aurora Foods Inc. Warrant Issuance Agreement]

         The parties have duly executed this Agreement as of the date first written above.

                             AURORA FOODS INC.

                             By /s/ James T. Smith
                                -----------------------------------
                                Title: Chairman & CEO

                             FENWAY PARTNERS CAPITAL FUND, L.P.

                             By:  Fenway Partners, L.P., its General Partner

                             By: Fenway Partners Management, Inc., its general partner

                             By /s/ Richard C. Dresdale
                                --------------------------------
                                Title:  Managing Director

                             By /s/ Andrea Geisser
                                --------------------------------
                                Title:  Managing Director

                             MCCOWN DE LEEUW & CO. IV, L.P.

                             By: MDC Management Co. IV LLC,
                                 its general partner

                             By /s/ David E. De Leeuw
                                --------------------------------
                                its Managing Member

                             DELTA FUND LLC

                             By /s/ David E. De Leeuw
                                --------------------------------
                                its Administrative Member

                                  [Aurora Foods Inc. Warrant Issuance Agreement]

                             MCCOWN DE LEEUW & CO. IV
                             ASSOCIATES, L.P.

                             By: MDC Management Company IV LLC,
                                     its general partner

                             By /s/ David E. De Leeuw
                                --------------------------------
                                  its Administrative Member

                                                                       Exhibit A
                                                                       ---------

                                                Number of Shares of
Warrantholder                                   Common Stock Subject to Warrants
-------------                                   --------------------------------

Fenway Partners Capital Fund, L.P.                428,042 shares

McCown DeLeeuw & Co. IV, L.P.                     279,770 shares

McCown DeLeeuw & Co. IV Associates, L.P.          4,527 shares

Delta Fund LLC                                    5,891 shares

                                                                       Exhibit B
                                                                       ---------

                                 Form of Warrant
                                 (see attached)

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REQUIREMENT UNDER SUCH ACT.

THESE SECURITIES ARE SUBJECT TO CERTAIN PROVISIONS OF A SECURITYHOLDERS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS SECURITYHOLDERS ARE PARTY, A COPY OF WHICH MAY BE INSPECTED BY THE HOLDER AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.

                                                               [______] Warrants

                        COMMON STOCK WARRANT CERTIFICATE

                                Aurora Foods Inc.

         THIS CERTIFIES that, for valued received, ___________, or its registered successors and assigns, is the owner of ______ warrants (the "Warrants"), each to purchase from Aurora Foods Inc., a Delaware corporation (herein called the "Company"), at any time or from time to time but in any event no later than 5:00 p.m., New York time on June 1, 2012 (the "Expiration Date"), one share of Common Stock, par value $0.01 per share, of the Company at an initial exercise price per share of $0.01, subject to adjustment from time to time pursuant to the provisions of Section 3. For purposes of this Warrant Certificate, the term "Common Shares" shall mean the class of capital stock of the Company designated Common Stock, par value $0.01, pursuant to the Company's Certificate of Incorporation, as amended, and any other class of capital stock of the Company resulting from successive changes or reclassification of the Common Stock. This Warrant Certificate is issued in connection with the execution and delivery of the Warrant Issuance Agreement dated as of May 1, 2002 among the Company and the other parties thereto (the "Warrant Issuance Agreement"), and the number of Warrants evidenced hereby is subject to adjustment as provided in Section 4 of the Warrant Issuance Agreement.

         1. Exercise of Warrants. The Warrants evidenced hereby may be exercised at any time after November 1, 2002 through the Expiration Date by the registered holder hereof, in whole or in part, by the surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Company), at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at such holder's last address appearing on the books of the Company) along with the duly completed Exercise Form attached hereto as Exhibit A and, other than in the case of an exercise designated to be a "Cashless Net Exercise" pursuant to
Section 2 below, upon payment of the
aggregate Exercise Price (as defined below) of the Common Shares purchased; provided, that in the event of a Change of Control, the Warrants evidenced hereby shall become immediately exercisable. The certificate(s) for such Common Shares shall be delivered to the registered holder hereof within a reasonable time, after Warrants evidenced hereby shall have been so exercised and a new Warrant Certificate evidencing the number of Warrants, if any, remaining unexercised shall also be issued to the registered holder within such time unless such Warrants have expired. No fractional Common Shares of the Company, or scrips for any such fractional shares, shall be issued upon the exercise of any Warrants; but the holder hereof shall be entitled to cash equal to such fraction multiplied by the then fair market value of a Common Share as determined in good faith by the Board of Directors of the Company.

         2.     Cashless Net Exercise. In the event the current market price
(as determined below) of a Common Share exceeds the Exercise Price on the business day immediately prior to the exercise of the Warrant, the holder hereof may elect to exercise the Warrants, in whole or in part, pursuant to this
Section 2 by designating the exercise as a Cashless Net Exercise on the Exercise Form. If the exercise is designated as a Cashless Net Exercise on the Exercise Form, then the Company, in accordance with Section 1 hereof, will issue on exercise of this Warrant, without the payment by the holder hereof of any additional consideration, a number of Common Shares determined by dividing (i) the result of the difference between such current market price and the Exercise Price multiplied by the number of Common Shares into which the Warrants then being exercised are exercisable, by (ii) the current market price per Common Share. For the purpose of any computation of current market price under this Section, the current market price per Common Share at any date shall be the closing price on the business day immediately prior to the exercise of the Warrants. The closing price for any day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices for such day, in each case (1) on the principal national securities exchange on which the Common Shares are listed or to which such shares are admitted to trading or (2) if the Common Shares are not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by Nasdaq or any comparable system or (3) if the Common Shares are not listed on Nasdaq or a comparable system, as determined in good faith by the Board of Directors of the Company.

         3. Adjustment in Exercise Price and Number of Shares. The initial exercise price of $0.01 per share shall be subject to adjustment from time to time as hereinafter provided (such price, as last adjusted, being herein called the "Exercise Price").

                (a) Subdivision or Combination of Stock; Stock Dividends. Upon any subdivision or combination of outstanding Common Shares, and upon any dividend or other distribution payable in Common Shares, the number of Common Shares subject to purchase hereunder shall be adjusted by multiplying the number of Common Shares subject to purchase hereunder immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately subsequent to such event and the denominator of which is the number of Common Shares outstanding immediately prior to such event, and the Exercise Price shall thereupon be proportionately decreased or increased so that the total consideration payable upon full exercise of this Warrant shall be unchanged, except that in no event shall the Exercise Price be reduced below the par value per share of the Common Shares.

                (b) Reorganization, Reclassification, Consolidation, Merger. If any capital reorganization, reclassification of the capital stock of the Company or consolidation or merger of the Company with another corporation shall be effected, then, lawful and adequate provision shall be made whereby each holder of Warrants shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Common Shares immediately theretofore issuable upon exercise of the Warrants, such shares of stock, securities or properties (including cash paid as partial consideration) (collectively, the "Substitute Securities") as may be issuable or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares issuable upon exercise of the Warrants immediately prior to such reorganization, reclassification, consolidation or merger, and in any such case, appropriate provision shall be made with respect to the rights and interests of each holder of Warrants to the end that the provisions hereof shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any Substitute Securities thereafter deliverable upon the exercise thereof. The above provisions of this Subsection 3(b) shall similarly apply to successive reorganizations, reclassification, consolidations or mergers.

         4. Company to Provide Stock. The Company covenants and agrees that all the Common Shares which may be issued upon the exercise of the Warrants evidenced hereby upon the due exercise, including exercise pursuant to Section 2 hereof or the receipt by the Company of the aggregate Exercise Price for all Warrants exercised (in the case of an exercise other than pursuant to Section 2 hereof), will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof to the registered holder hereof other than those which the Company shall promptly pay or discharge.

         5. Listing of Common Shares. The Company shall cause all Common Shares issued upon the exercise of Warrants evidenced hereby to be listed or otherwise eligible for trading on the New York Stock Exchange or such other national securities exchange or which constitutes the principal trading U.S. Market for the Common Shares.

         6. Periodic Information. The Company will comply with the reporting requirements of Section 13 and 15(d) of the Securities and Exchange Act of 1934, as amended, and will comply with all other information reporting requirements of the Securities and Exchange Commission (the "Commission") (including Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Common Shares issued upon the exercise of Warrants. The Company will cooperate with each Warrantholder in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Common Shares issued upon exercise of Warrants. The Company will furnish to each holder of any Warrants upon request, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

         7. Replacement of Warrants. On receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate, and in the case of any such loss, theft or destruction of this Warrant Certificate, on delivery of an indemnity agreement or security satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant Certificate, unless the Company has received notice that any such Warrant Certificate has been acquired by a bona fide purchase, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

         8. Registered Holder. Unless the Company is notified in writing otherwise, the registered holder of this Warrant Certificate shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant Certificate shall not be entitled by virtue of ownership of this Warrant Certificate to any rights whatsoever as a shareholder of the Company.

         9. Amendments and Waivers. Any provision in this Warrant Certificate to the contrary notwithstanding, changes in or additions to this Warrant Certificate may be made and compliance with any covenant or provision herein set forth may be omitted or waived only in accordance with Section 8.2 of the Warrant Issuance Agreement.

        10. Transfer. None of this Warrant Certificate and the Warrants evidenced hereby nor any Common Shares issued or exercise hereof may be sold, transferred, pledged, hypothecated or otherwise disposed of unless and until:
(i) there is then in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering such proposed disposition and such disposition is made in accordance with such registration statement and all applicable state securities laws; or (ii) (A) the transferor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and
(B) if the proposed transferee is not an affiliate of the transferor, if reasonably requested by the Company, such transferor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act and that all requisite action has been or will, on a timely basis, be taken under any applicable state securities laws in connection with such disposition; and (iii) the proposed transferee shall have agreed in writing to be bound by the terms and provisions of this Section 8. Notwithstanding the provisions of clauses (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer pursuant to Rule 144(k) promulgated under the Securities Act.

         IN WITNESS WHEREOF, Aurora Foods Inc. has caused this Warrant Certificate to be signed by a duly authorized officer and this Warrant Certificate to be dated May 1, 2002.

                                     AURORA FOODS INC.

                                     By:____________________________________

                                     Title:_________________________________

EXHIBIT A
                                 Aurora Foods Inc.
                                  EXERCISE FORM

         The undersigned hereby irrevocably elects to exercise ____ [insert number of warrants surrendering for exercise] of the Warrants for the acquisition of Common Shares represented by this Warrant Certificate, on the terms and conditions specified in this Warrant Certificate, surrenders this Warrant Certificate and directs that the Common Shares deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto. The undersigned, by its exercise of the Warrant, acknowledges, represents to and agrees with the Company as follows: (1) it understands and acknowledges that the Common Shares issuable upon such exercise (the "Underlying Shares") have not been registered under the Securities Act or any other applicable securities law, are being issued in a transaction not requiring registration under the Securities Act, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, or pursuant to an exemption therefrom; (2) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act; (3) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing any of the Underlying Shares, and it is aware that it may be required to bear the economic risk of an investment in the Underlying Shares for an indefinite period of time and is able to bear such risk for an indefinite period; (4) it acknowledges that neither the Company nor any person representing the Company has made any representations to it with respect to the Company or the sale of any Underlying Shares; (5) it has had access to such financial and other information concerning the Company as it has deemed necessary in connection with its decision to purchase the Underlying Shares, including an opportunity to ask questions of and request information from the Company; and (6) it is purchasing the Underlying Shares for its own account, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

         Please check one:   Cashless Net Exercise____
                        Exercise for Cash ____ (aggregate Exercise Price must be tendered)

Dated:  _______________,______              _____________________________
                                                   (Signature of Owner)/1/
                                                   _____________________________
                                                   (Street Address)
                                                   _____________________________
                                                   (City) (State) (Zip Code)

-----------------------
         /1/ The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular.

                                                                       Exhibit C
                                                                       ---------

                 Form of Amendment to Securityholders Agreement
                                  (see attached)

                                    AMENDMENT

                                       TO
                            SECURITYHOLDERS AGREEMENT
                            -------------------------

         This Amendment is made as of this 1st day of May, 2002 by and among Aurora Foods Inc. (the "Company"), Fenway Partners Capital Fund, L.P., Fenway Partners Capital Fund II, L.P., FPIP LLC, FPIP Trust, LLC (collectively "Fenway"), McCown DeLeeuw & Co. III, L.P., McCown DeLeeuw & Co. III (Europe), L.P., McCown DeLeeuw & Co. III (Asia), L.P., Gamma Fund LLC, McCown DeLeeuw & Co. IV, L.P., McCown DeLeeuw & Co. IV Associates, L.P., Delta Fund LLC (collectively, "MDC"), UBS Capital LLC ("UBS") and Gloriande (Luxemberg) S.A.R.L., an affiliate of Tiger Oats Limited ("Tiger").

         The parties agree as follows:

1. Securityholders Agreement; Definitions. This Amendment amends the Securityholders Agreement dated as of April 8, 1998 among the parties named therein, as amended on June 30, 1999, February 18, 2000, and September 19, 2000 (as in effect prior to giving effect to this Amendment, the "Securityholders Agreement"). Terms defined in the Securityholders Agreement as amended hereby (the "Amended Securityholders Agreement") and not otherwise defined herein are used with the meanings so defined.

2. Amendment of Section 11.2. Section 11.2 of the Securityholders Agreement is hereby amended by changing the following definition to read in its entirety as follows:

                           "Registrable Securities" shall mean (i) all shares of Common Stock or other securities of the Public Company held by any party hereto as a result of such party's interest in New LLC, MBW LLC or VDK LLC other than Management Securities, (ii) Management Securities, (iii) all shares of Common Stock issuable upon conversion of the Series A Preferred Stock of the Company issued pursuant to the Securities Purchase Agreement dated as of September 8, 2000 by and among the Company and the Purchasers listed on Schedule A thereto (the "Purchasers"), and all shares of Common Stock issuable to the Purchasers upon conversion of the Series A Preferred Stock of the Company issued as dividends to the Purchasers, (iv) all shares of Common Stock issuable upon exercise of the Warrants of the Company issued pursuant to the Warrant Issuance Agreement dated as of May 1, 2002 by and among the Company and the other parties thereto and (v) all shares of Common Stock or other securities directly or indirectly issued or issuable with respect to the securities referred to in clauses
                           (i), (ii), (iii) and (iv) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, incorporation of a limited liability company or other reorganization, other than securities transferred pursuant to Sections 3.2 or 3.3 hereof. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) for purposes of Sections
                          6.1 and 6.2, with respect to any Registrable
                          Securities that any holder and its Affiliates shall otherwise be entitled to include in a registration statement pursuant to Sections 6.1 or 6.2, when such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs
                          (c), (e) (f) and (h) of Rule 144), provided that this clause (c) shall have no applicability if such securities represent more than 2% of the outstanding Common Stock of the Public Company, or (d) such securities shall have ceased to be outstanding.

3. General. The Amended Securityholders Agreement is hereby confirmed as being in full force and effect. This Amendment and the Amended Securityholders Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns. This Amendment shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the State of Delaware.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                    AURORA FOODS INC.

                                    By:  ___________________________
                                         Name:
                                         Title:

                                    FENWAY PARTNERS CAPITAL FUND, L.P.

                                    By:  Fenway Partners, L.P., its General
                                         Partner

                                         By:  Fenway Partners Management, Inc.
                                              its General Partner
                                    By:  ____________________________
                                         Name:
                                         Title:

                                    By:  ____________________________
                                         Name:
                                         Title:

                                    FPIP LLC

                                    By:  Fenway Partners, Inc., its Manager

                                    By:  _____________________________
                                         Name:
                                         Title:

                                    FPIP TRUST, LLC

                                    By:  Fenway Partners, Inc., its Manager

                                    By:  ____________________________
                                         Name:
                                         Title:

                                    FENWAY PARTNERS CAPITAL FUND II, L.P.

                                    By:  Fenway Partners II, L.L.C., its General
                                          Partner

                                    By:  ____________________________
                                         Name:
                                         Title:

                                    By:  ____________________________
                                         Name:
                                         Title:


                                     McCOWN DeLEEUW & CO. III, L.P.

                                     By:  MDC Management Company III, L.P.,
                                          its General Partner

                                     By:  ___________________________
                                          Name:
                                          Title:

                                     McCOWN DeLEEUW & CO. III (Europe), L.P.

                                     By:  MDC Management Company III, L.P.,
                                          its General Partner

                                     By:  ___________________________
                                          Name:
                                          Title:

                                     McCOWN DeLEEUW & CO. III (Asia), L.P.

                                     By:  MDC Management Company IIIA, L.P.,
                                          its General Partner

                                     By:  ___________________________
                                          Name:
                                          Title:

                                     GAMMA FUND LLC

                                     By:  ___________________________
                                          Name:
                                          Title:

                                     McCOWN DeLEEUW & CO. IV, L.P.

                                     By:  MDC Management Company IV, L.P.
                                          its General Partner

                                     By:  ___________________________
                                          Name:
                                          Title:

                                     DELTA FUND LLC

                                     By:  ___________________________
                                          Name:
                                          Title:

                                     McCOWN DeLEEUW & CO. IV ASSOCIATES, L.P

                                     By:  ___________________________
                                          Name:
                                          Title:

                                     UBS CAPITAL LLC

                                     By:  ___________________________
                                          Name:
                                          Title:

                                     By:  ___________________________
                                          Name:
                                          Title:

                                     GLORIANDE (LUXEMBOURG) S.A.R.L.

                                     By:  ___________________________
                                          Name:
                                          Title: